Exhibit 99.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER*

Pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Dr. Sergio Magistri, Chief Executive Officer of InVision Technologies, Inc. (the “Company”), and Ross Mulholland, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.               The Company’s Quarterly Report on Form 10-Q for the period ended June 29, 2003, and to which this Certification is attached as Exhibit 99.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and

2.               The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 12th day of August, 2003.

/s/ Sergio Magistri
Dr. Sergio Magistri
Chief Executive Officer

/s/ Ross Mulholland
Ross Mulholland
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to InVision Technologies, Inc. and will be retained by InVision Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

* This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.